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                                                               Exhibit 28(p)(3)

                         BARON INVESTMENT FUNDS TRUST
                              BARON SELECT FUNDS
                                  BAMCO, INC.
                        BARON CAPITAL MANAGEMENT, INC.
                              BARON CAPITAL, INC.

                                CODE OF ETHICS

                             Amended and Restated
                               February 14, 2012

INTRODUCTION

       This Code of Ethics (the "Code") establishes rules of conduct for employees, officers, directors and trustees of Baron Investment Funds Trust and Baron Select Funds, registered investment companies, and their respective series (each, a "Baron Fund" and collectively, the "Baron Funds"), Baron Capital, Inc. ("BCI"), the distributor of the Baron Funds, BAMCO, Inc. ("BAMCO"), a registered investment adviser that provides investment advisory services to the Baron Funds and sub-advisory services to unaffiliated registered investment companies, foreign investment companies and other pooled investment vehicles, and Baron Capital Management, Inc. ("BCM"), a registered investment adviser that provides investment advisory services to separately managed accounts, including wrap accounts, an offshore fund and a private partnership (BAMCO and BCM, each, an "Adviser" and collectively, the "Advisers" and BCI, BAMCO and BCM, collectively, "Baron" or the "Firm").

SECTION 1. DEFINITIONS

    a.   "ACCESS PERSON" means any Firm employee.

    b. "ADVISER" and "ADVISERS" have the meanings given to them in the Introduction.

    c.   "ADVISERS ACT" means the Investment Advisers Act of 1940.

    d.   "BAMCO" has the meaning given to it in the Introduction.

    e.   "BARON" has the meaning given to it in the Introduction.

    f. "BARON FUND" and "BARON FUNDS" have the meanings given to them in the Introduction.

    g. "BARON MANAGED FUND" and "BARON MANAGED FUNDS" means any investment company or pool of assets that is advised or sub-advised by an Adviser, excluding the Baron Funds.

    h.   "BCI" has the meaning given to it in the Introduction.

    i.   "BCM" has the meaning given to it in the Introduction.

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    j.   "BENEFICIAL OWNERSHIP" means a person's direct or indirect pecuniary interest in a security that creates the opportunity for that person to profit from a securities transaction. Thus, a person may be deemed to have beneficial ownership of securities held by members of his immediate family sharing the same household (i.e., a spouse and dependent children living in the Access Person's household) or by certain partnerships, trusts, corporations or other arrangements. For purposes of the Code, Beneficial Ownership will be interpreted as it would under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") when determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder.

    k.   "CLIENT" means any client of the Advisers, to include the Baron Funds.

    l.   "CODE" has the meaning given to it in the Introduction.

    m. "COMPLIANCE 11" means the Firm's automated pre-approval and reporting system for Personal Securities Transactions.

    n.   "COMPLIANCE DEPARTMENT" means the Firm's Compliance Department.

    o. "CONTROL" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

    p. "COVERED SECURITY" means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit sharing agreement, collateral trust certificate, reorganization certificate or subscription, transferable share, investment contract, voting trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, warrant or right to subscribe to or purchase, any of the foregoing. COVERED SECURITY DOES NOT INCLUDE: (I) DIRECT OBLIGATIONS OF THE GOVERNMENT OF THE UNITED STATES; (II) BANKER'S ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, COMMERCIAL PAPER AND HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, INCLUDING REPURCHASE AGREEMENTS; AND (III) SHARES ISSUED BY OPEN-END MUTUAL FUNDS, EXCLUDING THE BARON FUNDS AND BARON MANAGED FUNDS. FOR THE PURPOSES OF THE CODE, SHARES ISSUED BY THE BARON FUNDS AND BARON MANAGED FUNDS ARE COVERED SECURITIES UNLESS OTHERWISE NOTED.

    q. "COVERED SECURITY BEING CONSIDERED FOR PURCHASE OR SALE" means a Covered Security that has been recommended for purchase or sale to a Portfolio Manager, and, with

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         respect to the person making the recommendation, when such person decides to make the recommendation, notwithstanding whether such recommendation has been made to the Portfolio Manager.

    r. "COVERED SECURITY HELD OR TO BE ACQUIRED" means any Covered Security that, within the most recent 15 days, is or has been held by a Client and is or has been considered for purchase by a Client.

    s.   "DESIGNATED PERSONS" means the President and the General Counsel.

    t.   "EXCHANGE ACT" means the Securities Exchange Act of 1934.

    u.   "FIRM" has the meaning given to it in the Introduction.

    v.   "FIRM BOARD" means the Firm's Board of Directors.

    w. "FREQUENT TRADING" means trading more frequently than permitted by an open-end mutual fund's prospectus. Market timing is an example of Frequent Trading.

    x.   "FUND BOARD" means the Baron Funds Board of Trustees.

    y.   "GENERAL COUNSEL" means the Firm's General Counsel.

    z. "INDEPENDENT DIRECTOR" means a director of the Firm who is not an employee of BCI, BAMCO or BCM.

    aa. "INDEPENDENT TRUSTEE" means a trustee of the Baron Funds who is not an interested person of the Baron Funds within the meaning of
         Section 2(a)(19) of the Investment Company Act of 1940 (the "Investment Company Act"), and who would be required to make a report under Section 4 of this Code solely by reason of being a trustee of the Fund.

    bb. "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933 (the "Securities Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

    cc.  "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940.

    dd. "LATE TRADING" means the practice of placing orders to buy or redeem mutual fund shares after the mutual fund has calculated its net asset value, usually 4:00pm Eastern Standard Time, but receiving the price based on the net asset value calculated on the previous day.

    ee. "LIMITED OFFERING" means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506.

    ff. "MANAGED ACCOUNT" means an account over which the Beneficial Owner has no discretion or direct control over the trading activity in the account.

    gg. "NON-REPORTABLE SECURITIES" means: (i) Direct obligations of the Government of the United States; (ii) Banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end mutual funds, excluding the Baron Funds.

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    hh.  "PERSONAL SECURITIES HOLDINGS" means (i) securities in your own account, including IRAs, and (ii) securities in an account in which you have Beneficial Ownership, unless it is a Managed Account.

    ii. "PERSONAL SECURITIES TRANSACTIONS" mean (i) transactions in securities for your own account, including IRAs, and (ii) transactions in securities for an account in which you have Beneficial Ownership, unless it is a Managed Account.

    jj. "PORTFOLIO MANAGER" means the person (or one of the persons) primarily responsible for the day-to-day management of a Fund's portfolio, or a Baron Fund's portfolio.

    kk.  "PRESIDENT" means the Firm's President.

    ll. "PURCHASE OR SALE OF A COVERED SECURITY" means buying or selling a Covered Security, to include, among other things, the writing of an option to buy or sell a Covered Security.

    mm. "SECURITIES ISSUED BY A PUBLICLY TRADED COMPANY" means securities that a company offers to the general public, typically through a stock exchange or through a market maker in the over the counter market.

    nn.  "SCHWAB" means Charles Schwab & Co., Inc.

    oo.  "SECURITIES ACT" means the Security Act of 1933.

SECTION 2. STATEMENT OF GENERAL FIDUCIARY PRINCIPLES

   The following general fiduciary principles shall govern Personal Securities Transactions and the interpretation and administration of this Code:

..  The interests of Clients must be placed first at all times;

.. All Personal Securities Transactions must be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflicts of interest or any abuse of an individual's position of trust and responsibility; and

.. Persons subject to the Code should not take inappropriate advantage of their positions.

   This Code does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield persons subject to the Code from liability for Personal Securities Transactions or other conduct that violates a fiduciary duty to Clients.

   The Code reinforces the Baron Principles. We are committed to complying with both the letter and spirit of the laws, regulations and ethical standards that govern our industry. Our actions must never be dictated by self-interest or perceived as such. If we treat our Clients ethically and with respect, and provide them with high quality services, we will be successful. We insist on honesty, integrity and fair dealing. We maintain high ethical standards in dealing with our Clients, the companies in which we invest on their behalf, our community, our

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regulators, our competitors and our co-workers. Professionalism is critical to our business. We are proud of our reputation for hard work, the quality of the individuals who work at our Firm and the quality of the investment research they produce and the asset management services they provide. Our most important assets are our employees and our reputation. Although our business would be adversely affected if we lost either, our reputation would be more difficult to regain. The provisions of the Code are designed to help us safeguard our reputation.

SECTION 3. RESTRICTIONS ON, AND PROCEDURES TO MONITOR, PERSONAL SECURITIES TRANSACTIONS

    1.   Securities Issued by a Publicly Traded Company

       a. No Access Person may purchase Securities Issued by a Publicly Traded Company, including securities issued in an Initial Public Offering, options, warrants and derivatives.

       b. An Access Person may sell Securities Issued by a Publicly Traded Company (i.e., those that were purchased prior to joining the Firm or prior to the institution of the Code) subject to the Pre-Clearance and Holding Period provisions below, PROVIDED THAT the Access Person first confirms, by consulting the appropriate Portfolio Managers, that such securities are not Covered Securities being considered for Purchase or Sale and indicates that such confirmation has been obtained in the "Comments" field in Compliance 11.

       c. No Portfolio Manager may sell Securities Issued by a Publicly Traded Company if such securities are Covered Securities Held or to be Acquired by Clients.

       d. No Access Person may sell Securities Issued by a Publicly Traded Company short.

       e. No Access Person may recommend the Purchase or Sale of a Covered Security, excluding the Baron Funds and Baron Managed Funds, to a Client without first disclosing his or her interest, if any, in the Covered Security to both the General Counsel and the President. The disclosure should include the Access Person's Beneficial Ownership, the potential impact that the recommended Purchase or Sale of a Covered Security may have on that Beneficial Ownership and any other information that would be relevant to assessing whether such recommendation creates a conflict of interest.

       f. No Access Person may disclose any information about a Client's Purchase or Sale of a Covered Security or a Covered Security being considered for Purchase or Sale, other than as required by such Access Person's duties on behalf of the Firm.

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       g. No Access Person may engage in or facilitate Frequent Trading or Late
          Trading in any Fund or Baron Fund.

       h. The restrictions in Section 3.1 do not apply to Independent Trustees or Independent Directors, except as set forth below.

    2.   All Covered Securities, Including the Baron Funds and Baron Managed
         Funds

           a. Pre-Clearance

                 i. No Access Person may purchase or sell any Covered Security, including the Baron Funds and Baron Managed Funds, unless express permission is obtained through Compliance 11, the Firm's automated pre-approval and reporting system for Personal Securities Transactions. The Firm's designated broker is Charles Schwab. Employees who want to trade through another broker must submit a written request and get authorization from the Designated Persons. Access Persons who have been granted permission to maintain brokerage accounts outside of Schwab must arrange for duplicate copies of confirmations of all Personal Securities Transactions and copies of periodic statements for all such accounts to be transmitted electronically to Compliance 11. If your broker is not set up for electronic transmission to Compliance 11, you must arrange for hard copies of such confirmations and statements to be sent to the Compliance Department.

                 ii. For each proposed transaction in a Covered Security, including the Baron Funds and Baron Managed Funds, the Access Person must log into Compliance 11, fully and accurately enter the required information about the transaction and receive notification from Compliance 11 that that trade has been approved. If an Access Person cannot access Compliance 11, then the Access Person must complete the Pre-Clearance Form attached to the Code as Exhibit A and submit it to the General Counsel for approval or, if the Access Person is unable to complete the Pre-Clearance Form, he or she must contact the General Counsel and provide him with all information indicated in Exhibit A. If the General Counsel is unavailable, the Pre-Clearance Form may be submitted to the President for approval.

                 iii. No Access Person may purchase Covered Securities pursuant to a Limited Offering without the prior approval of the General Counsel. The General Counsel will require full details of the proposed transaction, to

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                        include the source of the investment opportunity, so
                        that they may evaluate any potential conflicts of interest. The General Counsel will also consult with the Chief Investment Officer and the relevant Portfolio Managers to determine whether they have any foreseeable interest in investing in such security or a related security on behalf of Clients. If the General Counsel gives his approval, the transaction may be entered into Compliance 11 for pre-clearance as described above, and pre-clearance will be granted. If an Access Person who has been authorized to purchase Covered Securities pursuant to a Limited Offering subsequently becomes aware that a Client is considering an investment in a security of that issuer, the Access Person must disclose it to the General Counsel, the Access Person's interest must be disclosed to the Client, and the ultimate investment decision must be made by investment personnel with no personal interest in the issuer. If the General Counsel is not available, the President is responsible for reviewing proposed transactions and approving or disapproving them.

                 iv. Access Persons, subject to the Restrictions set forth above regarding Securities Issued by a Publicly Traded Company, may enter into legitimate hedging transactions (e.g., shorting an index or ETF) after entering the transactions into Compliance 11 and receiving approval. The Access Person must indicate in the "Comments" field of Compliance 11 that it is a hedging transaction and that the underlying security being hedged has been held for the required period of time as set forth below. If the General Counsel and/or President in their sole discretion determine that an Access Person's hedging transactions are excessive, pre-clearance for such transactions may not be granted.

                 v. The Compliance Department is responsible for ensuring the provisions of the Code are entered into Compliance 11, to include all portfolio securities owned by Clients and any securities on the Firm's do not trade list. The General Counsel is responsible for reviewing the proposed transactions and approving or disapproving them as expeditiously as possible. Transactions that do not violate the provisions of the Code and do not involve securities on the Firm's do not trade list will generally be approved. If the General Counsel is not available, the President is responsible for reviewing proposed transactions and approving or disapproving them.

                 vi. If an Access Person's proposed transaction is not approved on the day it is submitted, it may not be executed. If it is not executed on the day approval is given, the approval lapses. Approvals are only valid for the

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                        day they are given. In both cases, the proposed
                        transaction would need to subsequently be re-entered in Compliance 11 for pre-clearance.

                 vii. Compliance 11 identifies Code violations on a post-trade basis and those violations are reviewed by the Compliance Department daily. The Compliance Department reviews all employee trading activity and trading violations and produces a report for the Fund Board on a quarterly basis.

                 viii. The pre-clearance requirements described above do not apply to the Independent Trustees or Independent Directors, except as set forth below.

           b. Holding Period

                 i. The minimum holding period for all Covered Securities, including the Baron Funds and Baron Managed Funds, is 3 months.

                 ii. The holding period does not apply to Covered Securities owned by employees before they joined the Firm.

                 iii. Although shares issued by open-end mutual funds, excluding the Baron Funds and Baron Managed Funds, are not Covered Securities, the Code requires a minimum holding period of 3 months. This is because the Firm believes any short term trading in any security is inconsistent with our philosophy and the reputation of the Firm. If a pattern of short term trading is detected in these securities, the Firm reserves the right to impose additional restrictions on such trading.

                 iv. The holding periods described above do not apply to transactions to close a legitimate hedge, provided that the underlying security being hedged has been held for the required holding period.

                 v. The holding periods described above do not apply to the Independent Trustees or Independent Directors, except as set forth below.

           c. Restricted Period

                 i. No Access Person may execute the Purchase or Sale of a Covered Security within fifteen calendar days after a Client purchases or sells that security. If a Client purchases or sells a Covered Security within seven days of an Access Person's purchase or sale of that security, the Client must receive the better price. In such case, the Access Person will write a check to the Client's account for the amount of the discrepancy between the Access Person's price and the Client's price based on the number of shares purchased or sold by the Access Person, not to exceed the number of shares purchased or sold by the Client.

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                 ii.    The restricted period does not apply to Independent
                        Trustees or Independent Directors, except as set forth below.

    3.   Other Investment-Related Restrictions

           a. Gifts

                 i. During each calendar year, no Access Person may accept any gift or other item of more than $100 in value from any person or entity that does business with the Firm without pre-approval of the General Counsel. Meals and entertainment that are attended by both the Access Person and a representative of the company providing the meal or entertainment are not subject to the $100 limit, however, meals and entertainment may neither be so frequent nor so extensive as to raise a question of impropriety.

                 ii. The Firm's Policy Regarding Receipt of Goods and Services provides more details on the rules in paragraph (i) above, including how to report, and, as necessary, seek advance approval for, gifts and entertainment through Compliance 11.

                 iii. This restriction does not apply to Independent Trustees or Independent Directors.

           b. Service as Director

                 i. No Access Person may serve on the board of directors of a Publicly Traded Company without the prior approval of both the General Counsel and President, who will determine whether such service would be consistent with the provisions of the Code. Where service on a board is authorized, the Access Person will generally be prohibited from making investment decisions with respect to the company of which he or she is a director.

                 ii. This restriction does not apply to Independent Trustees or Independent Directors.

SECTION 4. REPORTING

    1.   Initial Holdings Reports

           a. Within 10 days of commencement of employment or at any other time as requested by the Firm, all Access Persons are required to disclose the following:

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                 i.     All personal Securities Holdings of which such Access
                        Person has direct or indirect Beneficial Ownership;

                 ii. Securities held by or for the account of an immediate family member (i.e., spouse and dependent children living in the Access Person's household); and

                 iii. For the account of any entity controlled by such Access Person of which such Access Person or immediate family member has direct or indirect Beneficial Ownership.

           b. The required information for Initial Holdings Reports is set forth in Exhibits B (Holdings Report) and C (Holdings Account
              List) and must be current as of a date no more than 35 days prior to submission.

           c. Access Persons will also be required to complete a certificate set forth in Exhibit D certifying that they have received, read, and understood the Code and that they agree to be bound by it.

           d. This requirement does not apply to the Independent Trustees or Independent Directors.

    2.   Quarterly Transaction Reports

           a. Within 30 days after the end of the calendar quarter, all Access Persons shall report through Compliance 11 the information set forth in Exhibit E with respect to any Personal Securities Transactions executed during the quarter in which they had any direct or indirect Beneficial Ownership.

    3.   Annual Holdings Report

           a. Within 10 days of commencement of employment and thereafter on an annual basis as of September 30 of each year and/or at any other time as requested by the Firm, all Access Persons shall report through Compliance 11 the information set forth in Exhibits B (Holdings Report) and C (Holdings Account List).

           b. The required information for the Annual Holdings Report is set forth in Exhibits B (Holdings Report) and C (Holdings Account
              List) and must be current as of a date no more than 35 days prior to September 30.

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           c. This requirement does not apply to the Independent Trustees or
              Independent Directors.

    4.   Disclaimer

          Any report submitted to comply with the requirements of this
          Section 4 may contain the statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect Beneficial Ownership in the Securities to which the report relates.

    5.   Duplicate Confirmations and Statements

           a. Every Access Person is required to have duplicate copies of all relevant brokerage statements sent to the Compliance Department. Such duplicate confirms must be provided by all persons subject to the Code and their immediate family members, including spouses, dependent children living in the Access Person's household, and trusts.

           b. Access Persons may satisfy this requirement electronically through Compliance 11, if their broker is set up for electronic transmission with Compliance 11.

           c. If your broker is not set up for electronic transmission to Compliance 11, you must arrange to have duplicate confirms and statements of transactions sent to the Compliance Department.

    6.   Annual Certifications

           a. All Access Persons are required to certify annually through Compliance 11 that they have read and understand the Code, that they are subject to the Code, that they have complied with the Code, and that they have disclosed or reported all Personal Securities Transactions required to be disclosed or reported pursuant to requirements of the Code or provide an explanation for why they cannot make such a certification.

           b. All Access Persons are required to certify annually through Compliance 11 that none of their Personal Securities Transactions violated the Code or provide an explanation why they cannot make such a certification.

           c. Attached as Exhibit F is a copy of the Code Certification Form.

    7.   Reports to Board of Trustees

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           a. At least annually, the Adviser shall provide to the Fund Board a written report that:

                 i. Describes any issues arising under the Code or changes to procedures concerning Personal Securities Transactions since the last such report, including information about material violations of the Code or procedures or sanctions imposed in response to material violations;

                 ii. Certifies that the Funds have adopted procedures reasonably necessary to prevent Access Persons from violating the Code; and

                 iii. Identifies any recommended changes in existing restrictions or procedures based upon the Fund's experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

           b. At least quarterly, the Adviser shall report to the Fund Board:

                 i. A summary of any violations of the Code that occurred during the past quarter and the nature of any remedial action taken; and

                 ii. Any exceptions to any provision of the Code as determined under Section 5.

SECTION 5. EXEMPTIONS/EXCEPTIONS

    1.   Independent Trustees and Independent Directors

              a. Independent Trustees and Independent Directors do not have ongoing day to day involvement with the Baron Funds or their Adviser. Accordingly, Independent Trustees and Independent Directors are exempt from the Restrictions in Section 3.1, the Pre-Clearance requirements in Section 3.2.a, the Holding Period requirements in Section 3.2.b, the Restricted Period requirements of Section 3.2.c, and the Reporting requirements of Section 4, UNLESS the Independent Trustee or Independent Director executed a Personal Securities Transaction involving a security that the Independent Trustee or Independent Director knew, or in the course of fulfilling his or her official duties on the Fund or Firm Board should have known, that within a 15 day period of the transaction such security was a Covered Security being considered for Purchase or Sale or, a Covered Security Held or to be Acquired.

              b. As a general matter, the Adviser does not give the Independent
                 Trustees or Independent Directors information about Covered Securities being considered for Purchase or Sale or Covered Securities Held or to be Acquired within 15 days of such transaction. However, in order to assist the Independent Trustees and Independent Directors in meeting their obligations pursuant to the Code, the Adviser will notify them whenever such a security is discussed at a meeting or in materials provided for a meeting. The exemption in
                 Section 5.1.a would not apply to Personal Securities Transactions in such securities.

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    2.   Spouses and Children

           a. Spouses and dependent children living in the Access Person's household who make their own investment decisions are exempt from the Restrictions in Section 3.1, the Pre-Clearance requirements in Section 3.2.a, the Holding Period requirements in
              Section 3.2.b, the Restricted Period requirements of
              Section 3.2.c, and the Reporting requirements of Section 4.2, UNLESS, they know or reasonably should have known that the security is a Covered Security being considered for Purchase or Sale or Covered Security Held or to be Acquired.

           b. Access Persons are responsible for ensuring that their respective spouses or dependent children living in the Access Person's household who make their own investment decisions have knowledge of the Baron Funds' holdings, which are regularly publicly available (e.g., on the Baron Funds' website or in quarterly shareholder letters).

           c. The exemption of Section 5.2.a would not apply to Personal Securities Transactions where spouses and dependent children living in the Access Person's household have or should have such knowledge.

    3.   Non-Reportable Securities

           a. Purchases or sales of Non-Reportable Securities are exempt from the Pre-Clearance requirements in Section 3.2.a, the Holding Period requirements in Section 3.2.b, except for open-end mutual funds, the Restricted Period requirements of Section 3.2.c, and the Reporting requirements of Section 4.

    4.   Managed Accounts

           a. Personal securities transactions in Managed Accounts are excluded from the restrictions in Section 3.1, Pre-Clearance requirements in Section 3.2.a, the Holding Period requirements in
              Section 3.2.b, the Restricted Period requirements in
              Section 3.2.c, and the Reporting requirements in Section 4.

           b. Employees must notify the Compliance Department prior to opening a Managed Account and provide a description of such account (e.g., mutual fund only or brokerage), and each Managed Account (not the holdings) must be included in the Annual Holdings Report. Employees will need to certify that they do not have any trading authority in any Managed Account, will not attempt to exercise any trading authority in the future, and will not

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              discuss any information or recommendation regarding any Covered
              Security with the person or persons exercising authority over the account or provide a certification for why they cannot make such a certification. Employees also must inform the Compliance Department of any changes to their Managed Accounts (e.g., a change from a mutual fund only account to a brokerage account).

           c. The Compliance Department shall, at least annually, choose a random sample of Managed Accounts they may hold Securities Issued by a Publicly Traded Company, sufficiently large to properly audit whether any trading activity in such accounts raises any appearance of impropriety. In particular, the Compliance Department will review such accounts for any evidence of unusual or unexplained trading.

    5.   Non-Volitional Investment Activity

           a. Personal Securities Transactions that are the result of non-volitional investment activity are excluded from the Restrictions in Section 3.1, the Pre-Clearance requirements in
              Section 3.2.a, the Holding Period requirements in Section 3.2.b, the Restricted Period requirements in Section 3.2.c.

           b. Examples of non-volitional investment activity include the following:

                 i.     Gifts over which the Access Person has no control; or

                 ii. Transactions that result from corporate actions applicable to all similar security holders, such as splits, tender offers, mergers, stock dividends, etc.;

                 iii. Purchases which are part of an automatic dividend reinvestment plan; or

                 iv. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights.

    6.   Special Exemptions

           a. The Designated Persons may grant an exception to the Restrictions in Section 3.1, the Pre-Clearance requirements in Section 3.2, the Holding Period requirements in Section 3.2.b, the Restricted Period requirements in Section 3.2.c if they jointly determine that the Personal Securities Transactions would not create a conflict of interest with Clients because:

                 i. It would be very unlikely to affect a highly liquid market;

                 ii. It is clearly not related economically to Covered Securities being considered for Purchase or Sale or Covered Securities Held or to be Acquired;

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                 iii.   Special circumstances exist and granting an exception
                        would not be inconsistent with the provisions of the Code.

SECTION 6. ADMINISTRATION OF THE CODE

       1. The Designated Persons are responsible for the administration of the Code. The Designated Persons are assisted in the administration of the Code by a member of the Compliance Department. The Designated Persons may not pre-clear, approve, authorize or review their own transactions or reports; they must have the prior written approval of the other Designated Person. The Designated Persons must ensure that Access Persons are provided with a copy of the Code and any amendments. Each Access Person must provide a written acknowledgment of his or her receipt of the Code and amendments, as applicable, to the Designated Persons.

              a. The duties of the Designated Persons are as follows:

                        i. Maintaining a current list of the names of all Access Persons and a current list of the names of all Independent Trustees and Independent Directors, each with an appropriate description of their title or employment, including a notation of any outside directorships held by such Access Persons and Independent Trustees and Independent Directors who are officers or employees of the Adviser or of any company that controls the Adviser, and informing all Access Persons and Trustees of their reporting obligations thereunder;

                        ii. Maintaining, or supervising the maintenance of, and reviewing all records and reports required by the Code; and

                        iii. Submitting a written report, pursuant to Rule 17-j of the Investment Company Act, attached to the Code as Exhibit G, to the Board no less frequently than annually that describes any issues (reportable under Rule 17-j of the Investment Company Act) arising under the Code since the last such report, including but not limited to the information described in
                               Section 4.7.

       2. Obligations to report Violations

              a. Access Persons must report any violations of the Code to the
                 General Counsel or, in his absence, the President.

       3. Sanctions

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                  a. Upon discovering that an Access Person has not complied with the requirements of the Code, the Firm may impose on such person whatever sanctions it deems appropriate, including disgorgement of profit, censure, suspension, or termination of employment. Material violations of the requirements of the Code by Access Persons and any sanctions imposed in connection therewith shall be reported no less frequently than quarterly to the Fund Board.

       4. The Baron Funds and the Advisers shall maintain in an easily accessible place at the principal place of business of the Baron Funds and the Advisers, the following records:

              a. A copy of the Code, adopted by the Baron Funds or the Adviser, as the case may be, pursuant to Rule 204A-1 or the Adviser Act or Rule 17j-1 of the Investment Company Act that have been in effect at any time during the past five (5) years;

              b. A record of each violation of the Code and of any action taken as a result of such violation for at least five (5) years after the end of the fiscal year in which the violation occurred;

              c. A copy of each report made pursuant to Section 4 and Section 7 by an Access Person for at least two (2) years after the end of the fiscal year in which the report is made, and for an additional three (3) years in a place that need not be easily accessible;

              d. A copy of each report made by the Designated Persons to the Board for two (2) years from the end of the fiscal year of the Baron Funds in which such report is made or issued and for an additional three (3) years in a place that need not be easily accessible;

              e. A list of all Access Persons and Independent Trustees who are, or within the past five (5) years have been, required to make reports pursuant to Rule 204A-1 of the Advisers Act, Rule 17j-1 of the Investment Company Act and the Code, or who are or were responsible for reviewing such reports;

              f. A copy of each confirm required by Section 4.5 for at least two (2) years after the end of the fiscal year in which it is made, and for an additional three (3) years in a place that need not be easily accessible;

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              g. A record of any decision, and the reasons supporting the decision, to approve the acquisition by Access Persons of securities in an Initial Public Offering or Limited Offering for at least five (5) years after the end of the fiscal year in which the approval is granted; and

              h. A copy of each Access Person's written acknowledgment of his or her receipt of the Code and amendments, as applicable, for five (5) years from such Access Person's termination.

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EXHIBIT A

                          PRE-CLEARANCE AUTHORIZATION
                          ---------------------------

Pursuant to the Firm's Code of Ethics, when Compliance 11 is unavailable, this form must be used for all security purchases and sales of all Covered
Securities including Baron Funds and Baron Managed Funds. This form must be completed in its entirety and signed by the President or General Counsel prior to the execution of trades. Authorization is valid only for the day it is given.

Date: ________ To: PRESIDENT OR GENERAL COUNSEL: _______________________________

Buy or Sell: ______ Account Name: ______________________________________________

Account Number:__________ Brokerage Firm where Held:____________________________

Security Name: ____________ Ticker: ____________________________________________

Market Cap: ________ Share Amount: _____________________________________________

Is this security owned by any Client of the Firm? ____ Yes ____ No

Has this security been owned by any Client of the Firm in the past 15 days? ____ Yes ____ No

Have you owned the security for at least 6 months? ____ Yes ____ No

Have you owned the security for at least 1 year? ____ Yes ____ No

You must contact each Portfolio Manager who could own securities in the applicable market cap range and ask if he has any intention of transacting in the security in the next 7 days. Please list the names of the Portfolio Managers to whom you have spoken:

Name:____________________ Name: ____________________

Name:____________________ Name: ____________________

Name:____________________ Name: ____________________

Do any Portfolio Managers intend to transact in the security in the next 7 days? ____ Yes ____ No

EMPLOYEE NAME: __________________________

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EMPLOYEE SIGNATURE: __________________________

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EXHIBIT B

Baron Capital Initial/Annual Holdings Report (automatically generated in Compliance 11)

Name:________________________
Date:________________________

            Account  Statement  Security                     Price
 Brokerage  Number     Date      Type     Symbol  Quantity  per unit  Position
 ---------  -------  ---------  --------  ------  --------  --------  --------

The following list of accounts represents all of my brokerage accounts as well as those of my immediate family (i.e., spouse and dependent children living in my household). I understand that I will have duplicate copies of all brokerage statements (except for Managed Accounts) sent to "Attention: Compliance Department" on a monthly basis.

Signature ____________________

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EXHIBIT C

Baron Initial/Annual Holdings Account List (automatically generated in Compliance 11)

Name:________________________
Date:________________________

           Account Title      Brokerage  Account Number  Disclosure Date
           -------------      ---------  --------------  ---------------

I certify that this is a complete list of all accounts that may hold Covered Securities and of which I have direct or indirect Beneficial Ownership.

Signature __________________________

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EXHIBIT D

                         BARON INVESTMENT FUNDS TRUST
                              BARON SELECT FUNDS
                                  BAMCO, INC
                        BARON CAPITAL MANAGEMENT, INC.
                              BARON CAPITAL, INC.

                                CODE OF ETHICS
                    Amended and Restated February 14, 2012

                                 CONFIRMATION

   I confirm that I have received, read and understood the Amended and Restated Code of Ethics. I fully understand and hereby agree to be bound by the Code of Ethics, as amended and restated on February 14, 2012.

Signature: ___________________

Print Name: __________________

Date: ________________________

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EXHIBIT E

Baron Capital Quarterly Transaction Report (automatically generated in Compliance 11)

Name:________________________
Date:________________________

               Account  Trade  Security                       Action               Price
Brokerage      Number   Date    Type     Symbol  Description  Buy/Sell  Quantity  per unit
---------      -------  -----  --------  ------  -----------  --------  --------  --------

I affirm that these are all the transactions in Covered Securities that I executed for the period [__________].

Signature ________________________

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EXHIBIT F

CODE OF ETHICS CERTIFICATION

I certify that I have read and understand the Code of Ethics, as amended and restated on February 14, 2012 (the "Code"), and I recognize that I am subject to the Code. I certify that I have complied with the requirements of the Code, and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code. Furthermore, none of the securities transactions in which I have engaged have violated the Code.

Signature______________________________

Date____________________________________

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EXHIBIT G

                         BARON INVESTMENT FUNDS TRUST
                              BARON SELECT FUNDS
                                  BAMCO, INC.
                              BARON CAPITAL, INC.

                     Annual Certification Under Rule 17j-1
          Fiscal Year Ended [September 30, 20  ]/[December 31, 20  ]

   Pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended, and pursuant to the Code of Ethics of [Baron Select Funds]/[Baron Investment Funds Trust], and all series thereof (the "Funds"), BAMCO, Inc., as adviser for the Funds, hereby certifies to the Board of Trustees of the Funds that the Funds, their adviser and their distributor have adopted procedures reasonably necessary to prevent Access Persons (as defined in the Code of Ethics) from violating the Code of Ethics.

                             BAMCO, Inc.

                             ---------------------

                             Patrick M. Palatino,

                             General Counsel

                             Date [ ]

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